MTBC Reports Second Quarter 2017 Results, Reaffirms 2017 Guidance

Company Reports 55% Revenue Growth

●	Revenue of $16.0 million for the first half of 2017, 55% growth over first half 2016

●	GAAP net loss of $1.7 million for second quarter 2017, an improvement of $1.0 million from first quarter

●	Non-GAAP adjusted net income of ($77,000) for the quarter, a $775,000 improvement from first quarter

●	GAAP operating loss of $1.4 million for the quarter

●	Non-GAAP adjusted operating income of $149,000, our first positive quarter ever as a public company

●	Adjusted EBITDA of $468,000 for the quarter, a $781,000 improvement from first quarter 2017 and the highest quarter ever as a public company

SOMERSET, N.J. – August 3, 2017 (Marketwired) – Medical Transcription Billing, Corp. (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for first half 2017 and reaffirmed guidance for fiscal year 2017. The Company’s management will conduct a conference call later today, Thursday, August 3, 2017, at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

“We are pleased to announce revenue growth of 55% over the first half of 2016, which supports our recent upward adjustment to the Company’s full year revenue guidance,” said Mahmud Haq, MTBC Chairman and Chief Executive Officer. “Even more exciting is the fact that our second quarter GAAP net loss improved by 37% and our adjusted EBITDA was $468,000, which is our largest quarterly adjusted EBITDA as a public company. As we have reduced expenses from our 2016 acquisitions, we are seeing significant improvements in our profit margins, and are on track to achieve our guidance of $2.0 - $2.5 million of adjusted EBITDA for the full year 2017.”

Three Month Financial Results

Revenues for second quarter 2017 were $7.8 million, an increase of 49% compared to $5.2 million in the same period last year. The increase was primarily due to the MediGain acquisition.

The second quarter 2017 GAAP net loss was $1.7 million, or 22% of revenue, an improvement of $1.0 million compared to a net loss of $2.7 million in first quarter 2017. The GAAP net loss in the second quarter 2017 was largely a result of non-cash amortization and depreciation expenses of $1.5 million.

“The $1.0 million improvement in our GAAP net loss from last quarter was a result of significant cost savings since we acquired MediGain,” said Bill Korn, MTBC Chief Financial Officer. “Our direct operating costs were reduced by $1.0 million or 20% quarter-over-quarter, largely driven by eliminating expensive subcontractors and moving work to high-quality, cost-effective offshore employees, and our general & administrative expenses were reduced by $215,000 or 7% quarter-over-quarter due to reduced transaction costs, stock-based compensation expenses and personnel expenses.”

The GAAP net loss for second quarter 2017 was $0.20 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Non-GAAP adjusted net income for second quarter 2017 was ($77,000), or ($0.01) per share, compared to the adjusted net income of ($298,000) in the same period last year and ($852,000) in first quarter 2017. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding.

The second quarter 2017 GAAP operating loss was $1.4 million, or 18% of revenue, which represents an improvement of $1.0 million or 43% from the $2.4 million operating loss in our prior quarter. The GAAP operating loss excludes the provision for income taxes, net interest expense and other income and expenses, which are included in the GAAP net loss.

Non-GAAP adjusted operating income was $149,000, or 2% of revenue. “The second quarter 2017 adjusted operating income represents an improvement of $720,000 from the ($571,000) adjusted operating income in our prior quarter, as a result of significant cost savings,” continued Bill Korn. “This is our first quarter of positive non-GAAP adjusted operating income as a public company, which represents a historic milestone for MTBC. Non-GAAP adjusted operating income excludes significant non-cash expenses and integration and transaction costs, such as $1.2 million of amortization of purchased intangible assets, $79,000 of stock-based compensation expense, $163,000 of change in contingent consideration, as well as $92,000 of integration and transaction costs associated with recent acquisitions, and reflects the fact that our business is now at a scale where our revenues exceed our cash operating expenses.”

Adjusted EBITDA for second quarter 2017 was $468,000, or 6.0% of revenue, compared to adjusted EBITDA of $14,000, or 0.3% of revenue, in the same period last year. “The second quarter 2017 adjusted EBITDA represents an improvement of $781,000 from the ($313,000) adjusted EBITDA in our prior quarter, reflecting the significant cost savings we have achieved,” continued Bill Korn. “Second quarter represents the highest adjusted EBITDA MTBC has achieved as a public company. The negative adjusted EBITDA during fourth quarter 2016 and first quarter 2017 was anticipated due to the MediGain acquisition, as we anticipated that it would take six months to wring out sufficient excess costs to turn the newly acquired business profitable. Since our business now has a higher scale, we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before.”

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“The difference of $2.2 million between adjusted EBITDA and the GAAP net loss in the second quarter of 2017 reflects $1.5 million of non-cash amortization and depreciation expense, $280,000 of net interest expense, a $163,000 increase in our contingent consideration liability, $92,000 of integration and transaction costs related to recent acquisitions, $79,000 of stock-based compensation, and $67,000 of provision for taxes,” says Bill Korn. Management believes that our non-GAAP metrics are closer to reflecting our operating cash flow, and we will focus on driving positive adjusted EBITDA and adjusted operating income during the remainder of 2017.

Six Month Financial Results

Revenues for the first half of 2017 were $16.0 million, an increase of 55% compared to $10.3 million in the same period last year. The increase was primarily due to the MediGain acquisition.

The first half of 2017 GAAP net loss was $4.4 million compared to a GAAP net loss of $3.3 million in the same period last year. The GAAP net loss is largely a result of non-cash amortization and depreciation expense of $3.0 million, and increased primarily as a result of the MediGain acquisition.

Depreciation and amortization increased by $554,000 or 23%, primarily due to the MediGain acquisition. The increase in net loss is also partly due to restructuring charges of $276,000 recorded during the first quarter 2017. We have now closed our offices in Poland and Bangalore, India and shifted the work to our teams in Pakistan and Sri Lanka, to gain operating efficiencies. This is partially offset by our interest expense increasing from $310,000 to $565,000, due to higher debt balances.

Adjusted EBITDA for the first half of 2017 was $154,000, or 1.0% of revenue, compared to adjusted EBITDA of $80,000, or 0.8% of revenue, in the same period last year.

Cash Balance and Liquidity

As of June 30, 2017, the Company had $5.8 million in cash and a working capital deficiency of approximately $4.1 million.

The Company raised gross proceeds of $2.3 million from a registered direct offering of its common stock priced at-the-market on May 10, 2017. In connection with the offering, MTBC issued 1,000,000 registered shares of common stock to a healthcare institutional investor at a purchase price of $2.30 per share. Concurrently in a private placement, MTBC issued warrants to purchase up to 2,000,000 shares of its common stock, with an exercise price of $5.00 per share, which are exercisable through May 15, 2018, and would result in potential gross proceeds of up to $10 million if exercised. The shares which could be issued by the exercise of these warrants have been registered.

In addition, the Company raised gross proceeds of $7.4 million from the sale of approximately 295,000 additional shares of its non-convertible Series A Preferred Stock on June 23, 2017. These shares trade on the Nasdaq Capital Market under the ticker MTBCP, and pay monthly cash dividends at the rate of 11% per annum.

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The Company used one-third of net proceeds of the two offerings, or $2.8 million, to reduce its debt outstanding with Opus Bank. As of June 30, 2017, there was an outstanding balance of $5.2 million due to Opus Bank, which will mature in September 2018. The Company also owes Prudential Insurance $5 million, the remainder of the purchase price from its acquisition of MediGain. The Company is currently negotiating a payment plan with Prudential and Opus Bank, who, as senior secured lender, must approve any payment the Company wishes to make to Prudential.

2017 Full Year Guidance

MTBC is reaffirming its following forward-looking guidance for revenue and adjusted EBITDA for the fiscal year ending December 31, 2017:

For the Fiscal Year Ending December 31, 2017

Forward-Looking Guidance

Revenue	$31 – $32 million
Adjusted EBITDA	$2.0 – $2.5 million

The Company is reaffirming its guidance for full year 2017 revenue which was recently revised upward from a range of approximately $30 to $31 million to a range of approximately $31 to $32 million, which represents growth of 27% to 31% over 2016 revenue. We expect adjusted EBITDA to be $2.0 to $2.5 million for full year 2017, anticipating that adjusted EBITDA in future quarters of 2017 will be positive and reflect growth.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Thursday, August 3, 2017, to discuss the first half 2017 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com or by dialing 412-317-5131 and referencing “MTBC Second Quarter 2017 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10110213.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

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For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers; comply with its senior secured loan covenants; retain the services of Mahmud Haq and other key personnel; repay the outstanding purchase price owed for the MediGain acquisition; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,810,486	$3,476,880
Accounts receivable - net of allowance for doubtful accounts of $245,000 and $156,000 at June 30, 2017 and December 31, 2016, respectively	3,479,372	4,330,901
Current assets - related party	25,203	13,200
Prepaid expenses and other current assets	529,412	618,501
Total current assets	9,844,473	8,439,482
Property and equipment - net	1,478,780	1,588,937
Intangible assets - net	3,330,399	5,833,706
Goodwill	12,178,868	12,178,868
Other assets	93,104	282,713
TOTAL ASSETS	$26,925,624	$28,323,706
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,482,713	$1,905,131
Accrued compensation	1,086,842	2,009,911
Accrued expenses	1,043,366	1,236,609
Deferred rent (current portion)	74,763	61,437
Deferred revenue (current portion)	39,840	41,666
Accrued liability to related party	10,688	16,626
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	2,207,383	2,666,667
Notes payable - other (current portion)	5,075,170	5,181,459
Contingent consideration (current portion)	479,588	535,477
Dividend payable	422,206	202,579
Total current liabilities	13,922,559	15,857,562
Long - term debt, net of discount and debt issuance costs	448,114	4,033,668
Notes payable - other	155,368	166,184
Deferred rent	395,481	433,186
Deferred revenue	29,158	26,673
Contingent consideration	236,594	394,072
Deferred tax liability	455,530	345,530
Total liabilities	15,642,804	21,256,875
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 614,104 and 294,656 shares at June 30, 2017 and December 31, 2016, respectively	614	295
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,192,226 and 10,792,352 shares at June 30, 2017 and December 31, 2016, respectively; outstanding, 11,451,427 and 10,051,553 shares at June 30, 2017 and December 31, 2016, respectively	12,192	10,793
Additional paid-in capital	34,684,733	26,038,063
Accumulated deficit	(22,345,778)	(17,944,230)
Accumulated other comprehensive loss	(406,941)	(376,090)
Less: 740,799 common shares held in treasury, at cost at June 30, 2017 and December 31, 2016	(662,000)	(662,000)
Total shareholders’ equity	11,282,820	7,066,831
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,925,624	$28,323,706

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MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
NET REVENUE	$7,784,750	$5,212,836	$16,004,824	$10,322,685
OPERATING EXPENSES:
Direct operating costs	4,197,824	2,320,651	9,420,560	4,622,030
Selling and marketing	268,958	220,383	624,469	563,924
General and administrative	2,771,811	2,694,036	5,758,474	5,603,874
Research and development	313,400	209,396	594,249	400,182
Change in contingent consideration	162,611	(366,344)	151,423	(411,097)
Depreciation and amortization	1,453,145	1,205,147	2,972,690	2,418,657
Restructuring charges	-	-	275,628	-
Total operating expenses	9,167,749	6,283,269	19,797,493	13,197,570
OPERATING LOSS	(1,382,999)	(1,070,433)	(3,792,669)	(2,874,885)
OTHER:
Interest income	4,731	7,315	8,152	14,391
Interest expense	(285,144)	(168,596)	(564,569)	(309,954)
Other income (expense) - net	36,839	(24,442)	74,870	(26,514)
LOSS BEFORE INCOME TAXES	(1,626,573)	(1,256,156)	(4,274,216)	(3,196,962)
Income tax provision	67,030	38,149	127,332	80,929
NET LOSS	$(1,693,603)	$(1,294,305)	$(4,401,548)	$(3,277,891)

Preferred stock dividend	427,875	159,236	630,454	318,472
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,121,478)	$(1,453,541)	$(5,032,002)	$(3,596,363)
Loss per common share:
Basic and diluted loss per share	$(0.20)	$(0.15)	$(0.48)	$(0.36)
Weighted-average basic and diluted shares outstanding	10,833,075	10,002,864	10,504,417	10,043,894

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(4,401,548)	$(3,277,891)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,972,690	2,418,657
Deferred rent	(22,013)	(19,065)
Deferred revenue	659	1,770
Provision for doubtful accounts	320,616	82,091
Provision for deferred income taxes	110,000	73,000
Foreign exchange (gain) loss	(2,835)	55,554
Interest accretion on debt	134,870	89,945
Non-cash restructuring charges	17,001	-
Stock-based compensation expense	208,035	621,801
Change in contingent consideration	151,423	(411,097)
Changes in operating assets and liabilities:
Accounts receivable	530,913	(26,265)
Other assets	30,449	110,525
Accounts payable and other liabilities	(739,145)	(35,730)
Net cash used in operating activities	(688,885)	(316,705)
INVESTING ACTIVITIES:
Capital expenditures	(345,215)	(192,409)
Cash paid for acquisitions	-	(1,425,000)
Net cash used in investing activities	(345,215)	(1,617,409)
FINANCING ACTIVITIES:
Contingent consideration payments	(33,114)	-
Settlement of tax withholding obligations on stock issued to employees	(195,912)	(8,500)
Proceeds from issuance of common stock, net of placement costs	2,000,000	-
Proceeds from issuance of preferred stock, net of placement costs	6,536,217	-
Proceeds from long term debt, net of costs	-	1,908,141
Repayments of debt obligations	(4,287,506)	(438,338)
Proceeds from line of credit	400,000	4,000,000
Repayments of line of credit	(400,000)	(4,000,000)
Payment of registration statement and bank costs	(217,448)	(90,145)
Preferred stock dividends paid	(410,827)	(318,472)
Purchase of common shares	-	(546,145)
Net cash provided by financing activities	3,391,410	506,541
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(23,704)	6,932
NET INCREASE (DECREASE) IN CASH	2,333,606	(1,420,641)
CASH - Beginning of the period	3,476,880	8,039,562
CASH - End of period	$5,810,486	$6,618,921
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$30,746	$189,725
Contingent consideration resulting from acquisitions	$-	$420,000
Dividends declared, not paid	$422,206	$159,236
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$7,263	$16,420
Interest	$254,414	$203,918

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	($ in thousands)
Net revenue	$7,785	$5,213	$16,005	$10,323

GAAP net loss	$(1,694)	$(1,294)	$(4,402)	$(3,278)

Provision for income taxes	67	38	127	81
Net interest expense	280	161	556	296
Foreign exchange / other expense	28	24	(10)	26
Stock-based compensation expense	79	132	208	622
Depreciation and amortization	1,453	1,205	2,973	2,419
Integration and transaction costs	92	114	551	325
Change in contingent consideration	163	(366)	151	(411)
Adjusted EBITDA	$468	$14	$154	$80

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	($ in thousands)
Net revenue	$7,785	$5,213	$16,005	$10,323

GAAP net loss	$(1,694)	$(1,294)	$(4,402)	$(3,278)
Provision for income taxes	67	38	127	81
Net interest expense	280	161	556	296
Other (income) expense - net	(37)	24	(75)	27
GAAP operating loss	(1,384)	(1,071)	(3,794)	(2,874)
GAAP operating margin	(17.8)%	(20.6)%	(23.7)%	(27.8)%

Stock-based compensation expense	79	132	208	622
Amortization of purchased intangible assets	1,199	1,055	2,462	2,127
Integration and transaction costs	92	114	551	325
Change in contingent consideration	163	(366)	151	(411)
Non-GAAP adjusted operating income	$149	$(136)	$(422)	$(211)
Non-GAAP adjusted operating margin	1.9%	(2.6)%	(2.6)%	(2.0)%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	($ in thousands)
GAAP net loss	$(1,694)	$(1,294)	$(4,402)	$(3,278)

Foreign exchange / other expense	28	24	(10)	26
Stock-based compensation expense	79	132	208	622
Amortization of purchased intangible assets	1,199	1,055	2,462	2,127
Integration and transaction costs	92	114	551	325
Change in contingent consideration	163	(366)	151	(411)
Income tax expense related to goodwill	56	37	110	73
Non-GAAP adjusted net income	$(77)	$(298)	$(930)	$(516)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on June 30, 2017 and 2016 including the shares which were issued in 2016 but were considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP net loss per share	$(0.20)	$(0.15)	$(0.48)	$(0.36)

GAAP net loss per end-of-period share	(0.15)	(0.13)	(0.38)	(0.32)
Foreign exchange / other expense	0.00	0.00	0.00	0.00
Stock-based compensation expense	0.01	0.01	0.02	0.06
Amortization of purchased intangible assets	0.11	0.12	0.21	0.21
Integration and transaction costs	0.01	0.01	0.05	0.03
Change in contingent consideration	0.01	(0.04)	0.01	(0.04)
Income tax expense related to goodwill	0.00	0.00	0.01	0.01
Non-GAAP adjusted net income per share	$(0.01)	$(0.03)	$(0.08)	$(0.05)

End-of-period shares	11,451,427	10,237,240	11,451,427	10,237,240

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Basic shares outstanding	10,423,511	10,299,343	10,300,178	10,797,486
Additional common stock issued	1,000,000	-	1,000,000	-
Shares recorded as contingent consideration	-	-	-	(304,848)
Forfeiture of shares to acquired businesses	(36,250)	-	(36,250)	-
Purchase of treasury stock	-	(126,270)	-	(644,565)
RSUs vested during the period	64,166	64,167	187,499	389,167
End-of-period shares	11,451,427	10,237,240	11,451,427	10,237,240

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, transaction costs, integration costs, and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense – net. Other expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes customer incentives paid in stock and related fees, as well as cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements, and restructuring charges arising from discontinued operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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